UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2010

Behringer Harvard REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51293	68-0509956
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-1605

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.              Regulation FD.

On August 17, 2010, Behringer Harvard REIT I, Inc., a Maryland corporation (which may be referred to herein as the “Registrant,” “we,” “our” or “us”), first used the presentation attached hereto as Exhibit 99.1 in connection with a conference call with financial advisors to review second quarter 2010 results.  The information included in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The presentation materials include information about Funds from Operations (“FFO”), Modified Funds from Operations (“MFFO”) and Same Store Sales.  FFO is a supplemental non-GAAP (as defined below) financial measure used by the real estate industry to measure the operating performance of real estate assets.  MFFO excludes impairment charges, adjustments to fair value for derivatives not qualifying for hedge accounting and acquisition-related costs that were required to be expensed effective January 1, 2009 in connection with the adoption of FAS 141R.  Historical cost accounting for real estate assets in accordance with accounting principles generally accepted in the United States of America (“GAAP”) implicitly assumes that the value of real estate diminishes predictably over time.  Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting alone to be insufficient.

Accordingly, we believe that FFO is helpful to shareholders and our management as a measure of operating performance because it excludes depreciation and amortization, gains and losses from property dispositions, and extraordinary items, and as a result, when compared year over year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which is not immediately apparent from net income.  We believe that MFFO is helpful to shareholders and our management as a measure of operating performance because it excludes charges that management considers more reflective of investing activities or non-operating valuation changes.  By providing FFO and MFFO, we present information that reflects how our management analyzes our long-term operating activities.  We believe fluctuations in MFFO are indicative of changes in operating activities and provide comparability in evaluating our performance over time and as compared to other real estate companies that may not be affected by impairments or have derivatives or acquisition activities.  The following table presents our calculation of FFO and MFFO for the three months and six months ended June 30, 2010 and 2009 (in thousands, except per share amounts):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Net loss	$(89,709)	$(246,501)	$(116,986)	$(291,944)
Net income attributable to noncontrolling interest	238	4,661	383	5,498

Adjustments:
Real estate depreciation and amortization from consolidated properties (1)	60,410	70,516	123,112	142,632
Real estate depreciation and amortization from unconsolidated properties (2)	1,779	1,778	3,468	3,527
Gain on sale of depreciable real estate	—	—	—	—
Noncontrolling interest share of above adjustments (3)	(316)	(530)	(646)	(1,259)
Funds from operations (FFO) (4)	$(27,598)	$(170,076)	$9,331	$(141,546)

Impairment charges (5)	52,003	193,099	52,003	193,099
Fair value adjustments to derivatives	(99)	2	(87)	2
Acqusition-related costs	—	—	—	—
Noncontrolling interest share of above adjustments	(76)	(4,483)	(76)	(4,483)
Modified funds from operations (MFFO) (4)	$24,230	$18,542	$61,171	$47,072

Weighted average shares	293,963	292,022	293,573	291,229
MFFO per share	$0.08	$0.06	$0.21	$0.16

(1)          Reflects the depreciation and amortization of continuing operations, as well as discontinued operations.

(2)          Represents our share of depreciation and amortization expense of the properties which we account for under the equity method of accounting.  The depreciation and amortization expense of our unconsolidated interests are reflected in our equity in earnings of investments.

(3)          Reflects an adjustment for the noncontrolling third-party partners’ proportionate share of the real estate depreciation and amortization, and an adjustment for the limited partnership unit holders’ proportionate share of the real estate depreciation and amortization.

(4)          FFO, as defined by the National Association of Real Estate Investment Trusts, or “NAREIT,” does not allow for excluding a gain on extinguishment of debt, unless that gain is deemed to be an extraordinary item. We define MFFO to further exclude impairment charges, adjustments to fair value for derivatives not qualifying for hedge accounting and acquisition-related costs. MFFO does not exclude gain on extinguishment of debt. For the six months ended June 30, 2010, we recognized non-extraordinary gains on extinguishment of debt (gains on troubled debt restructuring) of approximately $15.9 million, including approximately $6.5 million recorded as part of income (loss) from discontinued operations.  If these non-cash gains were excluded from MFFO for the six months ended June 30, 2010, the resulting MFFO would have been $0.15 per weighted average share rather than the $0.21 presented above.

(5)          Reflects impairment charges of continuing operations, as well as discontinued operations.

                We define net operating income (“NOI”) as rental revenue, less property operating expenses, real estate taxes, and property management fees.  We believe that NOI provides a supplemental measure of our operating performance because NOI reflects the operating performance of our properties and excludes items that are not associated with management of the properties, such as general and administrative expenses, asset management fees, and interest expense.  We define same store NOI as NOI less lease termination fee income and non-cash revenue items including straight-line rent adjustments and the amortization of above and below market rent. Now that we have sufficient history with our portfolio, we view same store NOI both year over year and quarter over quarter as an important measure of the operating performance of our properties because it allows us to compare operating results of properties owned for the entirety of the current and comparable periods and therefore eliminates variations caused by acquisitions or dispositions during the periods under review.  The following table presents our calculations of same store NOI for the three and six months ended June 30, 2010 and 2009 and the three months ended March 31, 2010 (in thousands, except property count):

	Three Months Ended			Three Months Ended			6 Months Ended
Same store:	30-Jun-10	30-Jun-09	Variance	30-Jun-10	31-Mar-10	Variance	30-Jun-10	30-Jun-09	Variance
Revenues:
Rental income	$139,580	$146,579	$(6,999)	$139,580	$139,626	$(46)	$279,206	$298,101	$(18,895)
Less:
Straight-line rent adjustment	3,980	3,818	162	3,980	3,759	221	7,739	9,981	(2,242)
Above/below market rent & lease incentives	2,689	2,990	(301)	2,689	2,555	134	5,245	5,585	(340)
Lease termination fees	734	1,763	(1,029)	734	1,333	(599)	2,067	3,807	(1,740)
	132,177	138,008	(5,831)	132,177	131,979	198	264,155	278,728	(14,573)

Expenses:
Property related expenses	41,166	41,168	(2)	41,166	41,771	(605)	82,937	84,174	(1,237)
Bad debt expense	595	4,826	(4,231)	595	1,180	(585)	1,775	5,596	(3,821)
Real estate taxes	18,838	21,599	(2,761)	18,838	21,007	(2,169)	39,845	44,132	(4,287)
Property management fees	4,216	4,233	(17)	4,216	4,149	67	8,365	8,633	(268)
	64,815	71,826	(7,011)	64,815	68,107	(3,292)	132,922	142,535	(9,613)

	$67,362	$66,182	$1,180	$67,362	$63,872	$3,490	$131,233	$136,193	$(4,960)

Leased at period end	85%	86%		85%	85%		85%	86%

Consolidated Properties	68			68			68
Square Feet	22,966			22,966			22,966

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

99.1            Behringer Harvard REIT I, Inc. Quarterly Update — Second Quarter 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEHRINGER HARVARD REIT I, INC.

Dated: August 17, 2010	By:	/s/ Scott W. Fordham
Scott W. Fordham
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Behringer Harvard REIT I, Inc. Quarterly Update — Second Quarter 2010